SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13(d) of The Securities Exchange Act of 1934

Date of Report:  August 30, 2000          Commission File No. 0-1830

BOWL AMERICA INCORPORATED
(exact name of registrant as specfied in charter)

STATE OF MARYLAND                             54-0646173
(State of Incorporation)           (I.R.S. Employer Identification No.)

6446 Edsall Road, Alexandria, VA  22312
(Address of Principal Executive Office   Zip Code)

703-941-6300
(Registrant's Telephone Number, Including Area Code)

INFORMATION TO BE INCLUDED IN REPORT

ITEM 5.  OTHER EVENTS

March 27, 2001

Today Bowl America Inc. declared an $.115 cent per share regular quarterly dividend, payable to Class A and Class B stockholders of record as of 04-25-2001. payable 05-16-2001.

The Board of Directors also declared a 5% stock dividend payable on July 26, 2001, to stockholders of record on July 5, 2001. Class A and Class B common stockholders will receive shares in their respective classes in this transaction.

Bowl America stock is traded on the Americam Stock Exchange with the symbol BWL A.

To confirm by telephone, please call Cheryl Dragoo, Assistant
Treasurer, at 703 941-6300.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWL AMERICA INCORPORATED
Registrant

Leslie H. Goldberg
Leslie H. Goldberg
President

Date:  March 27, 2001